UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 13, 2010
The Meridian Resource Corporation
(Exact Name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-10671 (Commission File Number)	76-0319553 (IRS Employer Identification No.)
1401 Enclave Parkway, Suite 300
Houston, Texas 77077
(Address of Principal Executive Offices) (Zip Code)
281-597-7000
(Registrant’s telephone number, including area code)
[Not Applicable]
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     In accordance with the Agreement and Plan of Merger dated as of December 22, 2009, by and among The Meridian Resource Corporation, a Texas corporation (the “Company”), Alta Mesa Holdings, LP, a Texas limited partnership (“Parent”), and Alta Mesa Acquisition Sub, LLC, a Texas limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), as amended by the First Amendment to Agreement and Plan of Merger dated as of April 7, 2010 (the “First Amendment” and collectively, the “Merger Agreement”), the Merger (as defined in the Merger Agreement) was consummated on May 13, 2010. As a result of the Merger, the Company was merged with and into Merger Sub, and Merger Sub was the surviving entity. As a result, the Company became a wholly-owned subsidiary of Parent.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which is attached as Exhibit 2.1 to the Form 8-K filed on December 29, 2009, and the First Amendment, which is attached as Exhibit 2.1 to the Form 8-K filed on April 12, 2010.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 13, 2010, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. As a result of the Merger, the Company no longer meets the numerical listing requirements of the NYSE. The Company also notified NYSE that following the Merger no shares of the Company’s common stock, par value $0.01 per share (each, a “Share”), remain outstanding, and the Company requested that the NYSE file with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to remove the Shares from listing on the NYSE and to deregister the Shares under the Exchange Act. Consequently, trading of the Shares on the NYSE will cease at market close on May 13, 2010.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the consummation of the Merger (other than Shares held by Parent, Merger Sub or any of their wholly-owned subsidiaries, Shares held in the Company’s treasury, and Dissenting Shares (as defined in the Merger Agreement)) was converted into the right to receive an amount in cash equal to $0.33 per Share (the “Merger Consideration”). Upon consummation of the Merger, the Company’s shareholders immediately prior to the consummation of the Merger ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration or their right to appraisal of their Shares under Texas law) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 8.01.	Other Events
     On May 13, 2010, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 13, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MERIDIAN RESOURCE CORPORATION
May 13, 2010	By:	/s/ Harlan H. Chappelle
		Name:	Harlan H. Chappelle
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated May 13, 2010.